Exhibit 99.1

Microsoft Reports Record Third-Quarter Revenue

Windows 7 momentum continues

REDMOND, Wash. — Apr. 22, 2010 — Microsoft Corp. today announced record third-quarter revenue of $14.50 billion for the quarter ended Mar. 31, 2010, a 6% increase from the same period of the prior year. Operating income, net income and diluted earnings per share for the quarter were $5.17 billion, $4.01 billion and $0.45 per share, which represented increases of 17%, 35% and 36%, respectively, when compared with the prior year period.

The results include the deferral of $305 million of revenue relating to the Microsoft Office 2010 Technology Guarantee program. Adjusting for the revenue deferral, third-quarter revenue totaled $14.81 billion, an increase of 8% over the prior year period.

“Windows 7 continues to be a growth engine, but we also saw strong growth in other areas like Bing search, Xbox LIVE and our emerging cloud services,” said Peter Klein, chief financial officer at Microsoft. “Our record third-quarter revenue along with continued rigor on cost management resulted in exceptional EPS growth.”

Windows revenue was up 28%, compared with the same quarter a year earlier, driven by strong demand for Windows 7. More than 10% of all PCs worldwide are running Windows 7 today, making Windows 7 by far the fastest-selling operating system in history.

“Business customers are beginning to refresh their desktops and the momentum of Windows 7 continues to be strong,” said Kevin Turner, chief operating officer. “We are also seeing tremendous interest in our market-leading cloud services for business.”

Business Outlook

Microsoft offers operating expense guidance of $26.1 billion to $26.3 billion for the full year ending June 30, 2010.

Webcast Details

Peter Klein, chief financial officer, Frank Brod, chief accounting officer, and Bill Koefoed, general manager of Investor Relations, will host a conference call and webcast at 2:30 p.m. PDT (5:30 p.m. EDT) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/msft. The webcast will be available for replay through the close of business on Apr. 22, 2011.

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	challenges to Microsoft’s business model;

•	intense competition in all of Microsoft’s markets;

•	Microsoft’s continued ability to protect its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	actual or perceived security vulnerabilities in Microsoft products that could reduce revenue or lead to liability;

•	government litigation and regulation affecting how Microsoft designs and markets its products;

•	Microsoft’s ability to attract and retain talented employees;

•	delays in product development and related product release schedules;

•	significant business investments that may not gain customer acceptance and produce offsetting increases in revenue;

•

unfavorable changes in general economic conditions, disruption of our partner networks or sales channels, or the availability of credit that affect demand for Microsoft’s products and services or the value of our investment portfolio;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	quality or supply problems in Microsoft’s consumer hardware or other vertically integrated hardware and software products;

•	impairment of goodwill or amortizable intangible assets causing a charge to earnings;

•	exposure to increased economic and regulatory uncertainties from operating a global business;

•	geopolitical conditions, natural disaster, cyberattack or other catastrophic events disrupting Microsoft’s business;

•	acquisitions and joint ventures that adversely affect the business;

•	improper disclosure of personal data could result in liability and harm to Microsoft’s reputation; and

•	outages and disruptions of services provided to customers directly or through third parties if Microsoft fails to maintain an adequate operations infrastructure.

For further information regarding risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations Web site at http://www.microsoft.com/msft.

All information in this release is as of Apr. 22, 2010. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@waggeneredstrom.com

For more information, financial analysts and investors only:

Bill Koefoed, general manager, Investor Relations, (425) 706-3703

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. PDT conference call with investors and analysts, is available at http://www.microsoft.com/msft.

Microsoft Corporation

Income Statements

(In millions, except per share amounts) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009	2010	2009
Revenue	$14,503	$13,648	$46,445	$45,338
Operating expenses:
Cost of revenue	2,755	2,814	9,225	9,569
Research and development	2,220	2,212	6,364	6,785
Sales and marketing	3,203	2,981	9,612	9,687
General and administrative	1,152	913	3,017	2,631
Employee severance	—	290	59	290

Total operating expenses	9,330	9,210	28,277	28,962

Operating income	5,173	4,438	18,168	16,376
Other income (expense)	168	(388)	821	(697)

Income before income taxes	5,341	4,050	18,989	15,679
Provision for income taxes	1,335	1,073	4,747	4,155

Net income	$4,006	$2,977	$14,242	$11,524

Earnings per share:
Basic	$0.46	$0.33	$1.61	$1.29

Diluted	$0.45	$0.33	$1.59	$1.28

Weighted average shares outstanding:
Basic	8,767	8,891	8,846	8,960

Diluted	8,876	8,904	8,955	9,008

Cash dividends declared per common share	$0.13	$0.13	$0.39	$0.39

Microsoft Corporation

Balance Sheets

(In millions)

	March 31, 2010	June 30, 2009 (1)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,155	$6,076
Short-term investments (including securities loaned of $2,480 and $1,540)	31,511	25,371

Total cash, cash equivalents, and short-term investments	39,666	31,447
Accounts receivable, net of allowance for doubtful accounts of $381 and $451	9,137	11,192
Inventories	501	717
Deferred income taxes	2,222	2,213
Other	2,992	3,711

Total current assets	54,518	49,280
Property and equipment, net of accumulated depreciation of $8,393 and $7,547	7,372	7,535
Equity and other investments	7,797	4,933
Goodwill	12,463	12,503
Intangible assets, net	1,282	1,759
Deferred income taxes	—	279
Other long-term assets	1,478	1,599

Total assets	$84,910	$77,888

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,279	$3,324
Short-term debt	2,249	2,000
Accrued compensation	2,885	3,156
Income taxes	901	725
Short-term unearned revenue	11,171	13,003
Securities lending payable	2,794	1,684
Other	3,145	3,142

Total current liabilities	26,424	27,034
Long-term debt	3,746	3,746
Long-term unearned revenue	1,089	1,281
Deferred income taxes	828	—
Other long-term liabilities	7,113	6,269
Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital - shares authorized 24,000; outstanding 8,762 and 8,908	62,517	62,382
Retained deficit, including accumulated other comprehensive income of $1,453 and $969	(16,807)	(22,824)

Total stockholders’ equity	45,710	39,558

Total liabilities and stockholders’ equity	$84,910	$77,888

(1)	Derived from audited financial statements

Microsoft Corporation

Cash Flows Statements

(In millions) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009	2010	2009
Operations
Net income	$4,006	$2,977	$14,242	$11,524
Adjustments to reconcile net income to net cash from operations:
Depreciation, amortization, and other noncash items	694	664	1,955	1,881
Stock-based compensation	481	432	1,409	1,292
Net recognized losses (gains) on investments and derivatives	(68)	507	(322)	682
Excess tax benefits from stock-based compensation	(14)	(2)	(38)	(48)
Deferred income taxes	(241)	(368)	263	462
Deferral of unearned revenue	6,087	5,899	19,692	16,054
Recognition of unearned revenue	(6,395)	(6,670)	(21,758)	(19,078)
Changes in operating assets and liabilities:
Accounts receivable	1,947	1,697	1,906	4,035
Other current assets	(284)	106	306	345
Other long-term assets	(81)	26	(143)	(159)
Other current liabilities	897	114	(57)	(3,824)
Other long-term liabilities	364	662	1,014	2,030

Net cash from operations	7,393	6,044	18,469	15,196

Financing
Short-term borrowings (repayments), maturities of 90 days or less, net	(349)	(329)	(446)	1,667
Proceeds from issuance of debt, maturities longer than 90 days	851	328	2,592	328
Repayments of debt, maturities longer than 90 days	(502)	—	(1,898)	—
Common stock issued	422	112	1,399	436
Common stock repurchased	(2,023)	(18)	(7,430)	(9,331)
Common stock cash dividends	(1,139)	(1,155)	(3,448)	(3,310)
Excess tax benefits from stock-based compensation	14	2	38	48

Net cash used in financing	(2,726)	(1,060)	(9,193)	(10,162)

Investing
Additions to property and equipment	(408)	(632)	(1,219)	(2,252)
Acquisition of companies, net of cash acquired	(143)	—	(245)	(827)
Purchases of investments	(11,217)	(10,683)	(25,994)	(21,525)
Maturities of investments	1,054	915	6,448	1,669
Sales of investments	4,927	3,327	12,705	16,102
Securities lending payable	(117)	1,064	1,110	(1,080)

Net cash used in investing	(5,904)	(6,009)	(7,195)	(7,913)
Effect of exchange rates on cash and cash equivalents	(30)	(36)	(2)	(175)

Net change in cash and cash equivalents	(1,267)	(1,061)	2,079	(3,054)
Cash and cash equivalents, beginning of period	9,422	8,346	6,076	10,339

Cash and cash equivalents, end of period	$8,155	$7,285	$8,155	$7,285

Microsoft Corporation

Segment Revenue and Operating Income (Loss)

(In millions) (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009	2010	2009
Revenue
Windows & Windows Live Division	$4,415	$3,448	$13,943	$11,805
Server and Tools	3,575	3,491	10,854	10,663
Online Services Division	566	507	1,634	1,620
Microsoft Business Division	4,243	4,508	13,392	14,343
Entertainment and Devices Division	1,665	1,629	6,458	6,778
Unallocated and other	39	65	164	129

Consolidated	$14,503	$13,648	$46,445	$45,338

Operating Income (Loss)
Windows & Windows Live Division	$3,061	$2,273	$9,914	$8,053
Server and Tools	1,255	1,224	3,945	3,597
Online Services Division	(713)	(411)	(1,659)	(1,067)
Microsoft Business Division	2,622	2,756	8,492	8,958
Entertainment and Devices Division	165	(41)	851	249
Corporate-level activity	(1,217)	(1,363)	(3,375)	(3,414)

Consolidated	$5,173	$4,438	$18,168	$16,376